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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER, dated this _____ day of February, 1998 is made between PC Connection, Inc., a New Hampshire corporation having its principal place of business at 528 Route 13, Milford, NH 03055 (the "Company"), and PC Connection, Inc., a Delaware corporation having its principal place of business at 528 Route 13, Milford, NH 03055 (the "Surviving Company").

     In consideration of the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   MERGER.  The Company shall be merged into the Surviving Company
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pursuant to Section 293-A:11.07 of the New Hampshire Business Corporation Act
and Section 252 of the General Corporation Law of Delaware. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Company shall cease upon the Effective Time (as defined below). The merger of the Company into the Surviving Company shall be referred to herein as the "Merger."

     2.   STOCKHOLDER APPROVAL.  As soon as practicable after the execution of
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this Agreement and Plan of Merger, the Company and the Surviving Company shall, if necessary under the General Corporation Law of the State of Delaware or the New Hampshire Business Corporation Act, submit this Agreement and Plan of Merger to their respective stockholders for approval.

     3.   EFFECTIVE TIME.  The Merger shall be effective upon the filing of both
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Articles of Merger with the Secretary of State of New Hampshire and a
Certificate of Merger with the Secretary of State of the State of Delaware, which filings shall be made as soon as practicable after all required stockholder approvals have been obtained. The time of such effectiveness shall herein be referred to as the "Effective Time."

     4.   STOCK OF THE COMPANY.  At the Effective Time, by virtue of the Merger
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and without any action on the part of the holders thereof, each share of Common
Stock, consisting of Series A Non-Voting Common Stock, $.01 par value, and Series B Voting Common Stock, $.01 par value, of the Company issued and outstanding immediately prior thereto (other than Dissenting Shares, as such term is defined in Section 6) shall cease to exist and shall be changed and converted into ______ fully paid and non-assessable shares of Common Stock, $.01 par value per share, of the Surviving Company.

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     5.   STOCK OF THE SURVIVING COMPANY.  Each share of Common Stock of the
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Surviving Company issued and outstanding immediately prior to the Effective Time shall cease to exist and shall be cancelled.

     6.   DISSENTING SHARES.  For purposes of this Agreement, "Dissenting
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Shares" means shares of Common Stock, No Par Value, of the Company held as of the Effective Time by a shareholder of record of the Company who has not voted such shares in favor of the Merger and with respect to which dissenters' rights have been duly demanded and perfected in accordance with Sections 293-A:13.01 - 293-A:13.31 of the New Hampshire Business Corporation Act. Dissenting Shares shall not be converted into or represent the right to receive shares of the Surviving Corporation. Holders of Dissenting Shares shall have only such rights as are provided under Sections 293-A:13.01 - 293-A:13.31 of the New Hampshire Business Corporation Act.

     7.   STOCK CERTIFICATES.  From and after the Effective Time, all of the
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outstanding certificates which prior to that time represented shares of Common
Stock (other than Dissenting Shares) shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Company into which the shares of the Company represented by such certificates have been converted as herein provided.

     8.   SUCCESSION.  At the Effective Time, the Surviving Company shall
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succeed to all of the rights, privileges, debts, liabilities, powers and property of the Company in the manner of and as more fully set forth in Section 293-A:11.06 of the New Hampshire Business Corporation Act and Section 259 of the General Corporation Law of Delaware. Without limiting the foregoing, at the Effective Time, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Company shall be transferred to, vested in and devolved upon the Surviving Company without further act or deed and all property, rights, and every other interest of the Company and the Surviving Company shall be as effectively the property of the Surviving Company as they were of the Company and the Surviving Company, respectively. All rights of creditors of the Company and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     9.   CERTIFICATE OF INCORPORATION AND BY-LAWS.  The Certificate of
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Incorporation of the Surviving Company in effect at the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Company until further amended in accordance with the provisions thereof and applicable law. The By-Laws of the Surviving Company in effect at the Effective Time shall continue to be the By-Laws of the Surviving Company until amended in accordance with the provisions thereof and applicable law.

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     10.  DIRECTORS AND OFFICERS.  The members of the Board of Directors and the
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officers of the Surviving Company at the Effective Time shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

     11.  FURTHER ASSURANCES.  From time to time, as and when required by the
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Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken on behalf of it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of the Company are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     12.  AMENDMENT AND TERMINATION.  This Agreement and Plan of Merger may be
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amended by the Boards of Directors of the Company and the Surviving Company at
any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of the Company or the Surviving Company shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Company to be affected by the Merger or (c) alter or change any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the holders of any class or series of the stock of such corporation. This Agreement and Plan of Merger may be terminated at any time prior to the Effective Time by the vote of the Boards of Directors of both the Company and the Surviving Company, notwithstanding stockholder approval of this Agreement and Plan of Merger.

     13.  COUNTERPARTS.  This Agreement and Plan of Merger may be executed in
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any number of counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.

                              PC CONNECTION, INC.,
                              a New Hampshire corporation


                              By: ____________________________________
                                    Patricia Gallup,
                                    Chairman of the Board and
                                    Chief Executive Officer



                              PC CONNECTION, INC.,
                              a Delaware corporation


                              By: ____________________________________
                                    Patricia Gallup,
                                    Chairman of the Board, President and
                                    Chief Executive Officer

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     I, Steven H. Markiewicz, Secretary of PC Connection, Inc., a corporation organized and existing under the laws of the State of New Hampshire, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was approved by the stockholders representing at least a majority of the outstanding stock of said corporation entitled to vote thereon.

     WITNESS my hand on this ___ day of February, 1998.




                                    _________________________________
                                    Steven H. Markiewicz,
                                    Secretary



     I, Steven H. Markiewicz, Secretary of PC Connection, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached was approved by the stockholders representing at least a majority of the outstanding stock of said corporation entitled to vote thereon.

     WITNESS my hand on this ___ day of February, 1998.




                                    _________________________________
                                    Steven H. Markiewicz,
                                    Secretary

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